Exhibit 1(xviii) under Form N-1A
                                            Exhibit 3(a) under Item 601/Reg. S-K

                            FEDERATED MUNICIPAL TRUST

                                Amendment No. 19
                              DECLARATION OF TRUST
                             dated September 1, 1989


            THIS Declaration of Trust is amended, effective as of November 25, 1996, as follows:

     Delete the first paragraph of Section 5 in Article III from the Declaration of Trust and substitute in its place the following:

               "Section 5.  Establishment and Designation of Series or Class.

               Without limiting the authority of the Trustees set forth in
               Article XII, Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series and Classes of the Trust shall be and are established and designated as:

               Alabama Municipal Cash Trust
               California Municipal Cash Trust
                  Institutional Service Shares
                  Institutional Shares
               Connecticut Municipal Cash Trust
                  Institutional Service Shares
               Florida Municipal Cash Trust
                  Cash II Shares
                  Institutional Shares
               Georgia Municipal Cash Trust
               Maryland Municipal Cash Trust
               Massachusetts Municipal Cash Trust
                  1784 Funds(R) Shares
                  Institutional Service Shares
               Michigan Municipal Cash Trust
                  Institutional Service Shares
                  Institutional Shares
               Minnesota Municipal Cash Trust
                  Cash Series Shares
                  Institutional Shares
               New Jersey Municipal Cash Trust
                  Institutional Service Shares
                  Institutional Shares
               New York Municipal Cash Trust
                  Cash II Shares
                  Institutional Service Shares
               North Carolina Municipal Cash Trust
               Ohio Municipal Cash Trust
                  Cash II Shares
                  Institutional Service Shares
                  Institutional Shares
               Pennsylvania Municipal Cash Trust
                  Cash Series Shares
                  Institutional Service Shares
                  Institutional Shares
               Tennessee Municipal Cash Trust
                  Institutional Service Shares
                  Institutional Shares
               Virginia Municipal Cash Trust
                  Institutional Service Shares
                  Institutional Shares"

            The undersigned Assistant Secretary of Federated Municipal Trust hereby certifies that the above stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees on the 14th day of November, 1996.

     WITNESS the due execution hereof this 14th day of November, 1996.



                              /s/ S. Elliott Cohan
                                          S. Elliott Cohan
                                          Assistant Secretary